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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2002

Ticketmaster
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-25041 (Commission File Number)	95-4546874 (IRS Employer Identification No.)
3701 Wilshire Blvd., Los Angeles, California		90010
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (213) 381-2000

Item 5. Other Events.

        On July 23, 2002, the Registrant issued a press release announcing its results for the quarter ended June 30, 2002. The full text of the press release, which is set forth in Exhibit 99.1 hereto, is filed and incorporated in this Report as if fully set forth herein, except for the following: (a) the last sentence of the second text paragraph under the heading "Ticketing Operations"; (b) the last sentence of the second text paragraph and the first sentence of the third text paragraph under the heading "Personals (Match.com and Affiliates)"; (c) the second sentence of the second text paragraph and the last sentence of the third text paragraph under the heading "City Guide"; and (d) the entire section under the heading "Outlook".

Item 7. Financial Statements and Exhibits.

(c)
Exhibits.

Exhibit No.	Description
99.1	Press Release dated July 23, 2002

Item 9. Regulation FD Disclosure

        The following portions of the text of the press release, appearing in Exhibit 99.1 hereto, are not filed but are furnished pursuant to Regulation FD: (a) the last sentence of the second text paragraph under the heading "Ticketing Operations"; (b) the last sentence of the second text paragraph and the first sentence of the third text paragraph under the heading "Personals (Match.com and Affiliates)"; (c) the second sentence of the second text paragraph and the last sentence of the third text paragraph under the heading "City Guide"; and (d) the entire section under the heading "Outlook".

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2002	TICKETMASTER
	By:	/s/ JOHN PLEASANTS John Pleasants Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated July 23, 2002.

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  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits.
  Item 9. Regulation FD Disclosure
SIGNATURES
INDEX TO EXHIBITS